                             SOUTHERN UNION COMPANY

                      DIRECTORS' DEFERRED COMPENSATION PLAN

                                TABLE OF CONTENTS
                                -----------------


                                                                            PAGE
                                                                            ----
INTRODUCTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE 1      DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . .   1

               1.1   Account . . . . . . . . . . . . . . . . . . . . . . . .   1
               1.2   Beneficiary . . . . . . . . . . . . . . . . . . . . . .   1
               1.3   Benefits Committee. . . . . . . . . . . . . . . . . . .   2
               1.4   Deferral Contribution . . . . . . . . . . . . . . . . .   2
               1.5   Director. . . . . . . . . . . . . . . . . . . . . . . .   2
               1.6   Director's Fees . . . . . . . . . . . . . . . . . . . .   2
               1.7   Matching Contribution . . . . . . . . . . . . . . . . .   2
               1.8   Participant . . . . . . . . . . . . . . . . . . . . . .   2
               1.9   Plan. . . . . . . . . . . . . . . . . . . . . . . . . .   2
               1.10  1993 Plan Year; Plan Year . . . . . . . . . . . . . . .   2
               1.11  Revenue Procedure 92-65 . . . . . . . . . . . . . . . .   2
               1.12  Southern Union. . . . . . . . . . . . . . . . . . . . .   2
               1.13  Southern Union Stock. . . . . . . . . . . . . . . . . .   2
               1.14  Year of Vesting Service . . . . . . . . . . . . . . . .   3

ARTICLE 2      PARTICIPATION . . . . . . . . . . . . . . . . . . . . . . . .   3

ARTICLE 3      CONTRIBUTIONS . . . . . . . . . . . . . . . . . . . . . . . .   3

               3.1   Director Deferral Contributions . . . . . . . . . . . .   3
               3.2   Southern Union's Matching Contributions . . . . . . . .   4

ARTICLE 4      PARTICIPANT ACCOUNTS. . . . . . . . . . . . . . . . . . . . .   4

ARTICLE 5      VESTING . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

               5.1   Vesting Schedule. . . . . . . . . . . . . . . . . . . .   4
               5.2   Forfeitures . . . . . . . . . . . . . . . . . . . . . .   5

ARTICLE 6      DISTRIBUTIONS; SHAREHOLDER APPROVAL . . . . . . . . . . . . .   5

               6.1   Distribution Event. . . . . . . . . . . . . . . . . . .   5
               6.2   Shareholder Approval. . . . . . . . . . . . . . . . . .   6
               6.3   Unforeseeable Emergency . . . . . . . . . . . . . . . .   6
               6.4   Investment Intent . . . . . . . . . . . . . . . . . . .   7
               6.5   Issuance of Certificates; Legends . . . . . . . . . . .   8

ARTICLE 7      PARTICIPANTS' RIGHTS. . . . . . . . . . . . . . . . . . . . .   8

ARTICLE 8      ANTIALIENATION. . . . . . . . . . . . . . . . . . . . . . . .   9



ARTICLE 9      UNFUNDED STATUS . . . . . . . . . . . . . . . . . . . . . . .   9

ARTICLE 10     PLAN ADMINISTRATION . . . . . . . . . . . . . . . . . . . . .  10

               10.1  Powers and Duties . . . . . . . . . . . . . . . . . . .  10
               10.2  Consultants . . . . . . . . . . . . . . . . . . . . . .  10

ARTICLE 11     AMENDMENT AND TERMINATION . . . . . . . . . . . . . . . . . .  10

               11.1  Amendment . . . . . . . . . . . . . . . . . . . . . . .  10
               11.2  Termination . . . . . . . . . . . . . . . . . . . . . .  10

ARTICLE 12     GENERAL PROVISIONS. . . . . . . . . . . . . . . . . . . . . .  11

               12.1  Governing Law . . . . . . . . . . . . . . . . . . . . .  11
               12.2  Captions. . . . . . . . . . . . . . . . . . . . . . . .  11
               12.3  Facility of Payment . . . . . . . . . . . . . . . . . .  11
               12.4  Withholding . . . . . . . . . . . . . . . . . . . . . .  11
               12.5  Administrative Expenses . . . . . . . . . . . . . . . .  11
               12.6  Severability. . . . . . . . . . . . . . . . . . . . . .  11
               12.7  Liability . . . . . . . . . . . . . . . . . . . . . . .  12
               12.8  Binding Effect. . . . . . . . . . . . . . . . . . . . .  12
               12.9  Construction. . . . . . . . . . . . . . . . . . . . . .  12

                             SOUTHERN UNION COMPANY

                      DIRECTORS' DEFERRED COMPENSATION PLAN



                                  INTRODUCTION

               WHEREAS, Southern Union Company ("Southern Union") desires to provide rewards and incentives, under the provisions of the Southern Union Company Directors' Deferred Compensation Plan (the "Plan"), as set forth herein, to its directors who contribute to the success of Southern Union;

               WHEREAS, it is the intention of Southern Union that the Plan will be considered to be unfunded for all purposes, including tax purposes;

               NOW, THEREFORE, effective June 1, 1993, Southern Union hereby adopts the Plan set forth in this document.


                                    ARTICLE 1

                                   DEFINITIONS

               Where the following words and phrases appear in the Plan, they shall have the meanings specified below unless a different meaning is clearly required by the context.

               1.1 ACCOUNT. THE term "Account" refers to the separate account maintained for each Participant under the provisions of Article 4, to which the Participant's Deferral Contributions and Southern Union's Matching Contributions, as well as income, gains and losses with respect to all such Contributions are credited.

               1.2 BENEFICIARY. The term "Beneficiary" refers to the person or persons that the Participant designates in writing to receive a benefit hereunder at the time of the Participant's death. If the Participant fails to make such written designation and the Participant is not married at the time of his death, the term "Beneficiary" refers to the executor or administrator of the Participant's estate. If the Participant fails to make such written designation and the Participant is married at the time of his death, the term "Beneficiary" refers to the Participant's spouse (or the executor or administrator of the estate of the Participant's spouse should the spouse be married to the Participant at the time of the Participant's death but die prior to receiving the benefit to which the spouse would have been entitled had the spouse survived).

               1.3 BENEFITS COMMITTEE. The term "Benefits Committee" refers to the Southern Union Benefits Committee which is made up of individuals appointed by the Board of Directors of Southern Union, as it exists from time to time. Any action (including but not limited to decisions, determinations and interpretations) that may be taken by the Benefits Committee under the Plan may be taken by the Secretary of the Benefits Committee on behalf of the Benefits Committee.

               1.4 DEFERRAL CONTRIBUTION. The term "Deferral Contribution" refers to the amount that a Participant elects to defer under the provisions of
Section 3.1 and that is credited to the Participant's Account.

               1.5 DIRECTOR. The term "Director" refers to each director of Southern Union.

               1.6 DIRECTOR'S FEES. The term "Director's Fees" refers to the fees that Southern Union pays to each of its Directors for services as Directors.

               1.7 MATCHING CONTRIBUTION. The term "Matching Contribution" refers to the amount that Southern Union credits to a Participant's Account under the provisions of Section 3.2.

               1.8 PARTICIPANT. The term "Participant" refers to a Director who elects to make a Deferral Contribution under the provisions of Section 3.1 and for whom an Account is maintained under the provisions of Article 4.

               1.9 PLAN. The term "Plan" refers to the Southern Union Company Directors' Deferred Compensation Plan.

               1.10 1993 PLAN YEAR; PLAN YEAR. The term "1993 Plan Year" shall refer to the seven-month period beginning on June 1, 1993 (the effective date of the Plan) and ending on December 31, 1993. The term "Plan Year" shall refer to the 1993 Plan Year and to each subsequent calendar year beginning on or after January 1, 1994.

               1.11 REVENUE PROCEDURE 92-65. The term "Revenue Procedure 92-65" refers to Internal Revenue Service Revenue Procedure 92-65, 1992-33 I.R.B. 16.

               1.12 SOUTHERN UNION. The term "Southern Union" refers to Southern Union Company, a corporation existing under the laws of the State of Delaware.

               1.13 SOUTHERN UNION STOCK. The term "Southern Union Stock" refers to shares of common stock of Southern Union.

               1.14 YEAR OF VESTING SERVICE. A Participant shall receive credit for a "Year of Vesting Service" for each full 12-month period during which he serves as a Director of Southern Union. A Participant's Years of Vesting Service shall be determined based on the Participant's period of service as a Director of Southern Union without regard to the number of hours that the Participant devotes to his service as a Director and without regard to whether the Participant's period or periods of service as a Director are contiguous. In calculating Years of Vesting Service, a Participant shall receive credit for periods of service as a Director of Southern Union prior to the establishment of this Plan.


                                    ARTICLE 2

                                  PARTICIPATION

               Each Director of Southern Union who is not an employee of Southern Union shall be eligible to participate in the Plan.


                                    ARTICLE 3

                                  CONTRIBUTIONS

               3.1 DIRECTOR DEFERRAL CONTRIBUTIONS. For the 1993 Plan Year, each Director may elect, in his sole discretion and on or before June 30, 1993, to defer all or any percentage of each payment of the Director's Fees payable to him for services rendered beginning July 1, 1993 and ending December 31, 1993. For Plan Years subsequent to the 1993 Plan Year, each Director may elect, in his sole discretion and at least six months prior to the commencement of the Plan Year, to defer all or any percentage of each payment of the Director's Fees payable to him for services rendered in the Plan Year. A Participant may elect a Deferral Contribution under the provisions of this Section 3.1 by giving written notice to Southern Union, which notice (a) must be received by Southern Union within the time periods set forth above in this Section 3.1, (b) must be in the form attached hereto as EXHIBIT A and otherwise in accordance with the Plan, and (c) must set forth the Participant's irrevocable election as to the percentage of each payment of his Director's Fees to be deferred in accordance with this Section 3.1. The percentage of his Director's Fees that a Participant elects to defer under this Section 3.1 shall be deducted from each payment of his Director's Fees that he receives (a) for services rendered beginning July 1, 1993 and ending December 31, 1993 for the 1993 Plan Year, and (b) for services rendered in the Plan Year to which the election relates for Plan Years subsequent to the 1993 Plan Year. A Participant's Deferral

Contributions under this Section 3.1 shall be credited to the Participant's Account as soon as administratively feasible following the date that such Deferral Contributions are deducted from the Director's Fees of the Participant under this Section 3.1.

               3.2 SOUTHERN UNION'S MATCHING CONTRIBUTIONS. As soon as administratively feasible following each date that Participant Deferral Contributions are credited to the Participant's Accounts under Section 3.1, Southern Union shall credit to the Account of each Participant who defers a portion of his Director's Fees as a Deferral Contribution under the provisions of Section 3.1 3.1, 50 percent of the first seven percent of the Participant's Director's Fees, to the extent that the Participant elects to defer such first seven percent of his Director's Fees as a Deferral Contribution under the provisions of Section 3.1 3.1, with respect to each of the Director's Fees payable to the Participant (a) for services rendered beginning July 1, 1993 and ending December 31, 1993 for the 1993 Plan Year, and (b) for services rendered in the Plan Year to which the election relates for Plan Years subsequent to the 1993 Plan Year. Southern Union's Matching Contributions with respect to a Participant's Deferral Contributions shall be made in the form of Southern Union Stock.


                                    ARTICLE 4

                              PARTICIPANT ACCOUNTS

               A separate Account shall be established and maintained for each Participant and shall reflect the elected Deferral Contributions that are credited to a Participant's Account under the provisions of Section 3.1, Southern Union's Matching Contributions that are credited to a Participant's Account under the provisions of Section 3.2, and all income, gains and losses from time to time credited with respect to such amounts.


                                    ARTICLE 5

                                     VESTING

               5.1 VESTING SCHEDULE. Subject to the provisions of Article 7, that portion of a Participant's Account that is attributable to the Participant's Deferral Contributions deferred under the provisions of Section
3.1 and to the income, gains and losses with respect thereto shall be 100 percent vested at all times. Subject to the provisions of Section 6.1, Article 7 and Section 11.2, that portion of a Participant's Account that is attributable to Southern

Union's Matching Contributions that are credited to the Participant's Account under the provisions of Section 3.2 and to the income, gains and losses with respect thereto shall vest, based on the Participant's Years of Vesting Service, as defined in Section 1.14, in accordance with the following schedule:


               YEARS OF VESTING SERVICE             VESTED PERCENTAGE
               ------------------------             -----------------

                  Less than 5 years                          0%
                   5 or more years                         100%

The preceding sentence notwithstanding, subject to the provisions of Article 6,
Article 7 and Section 11.2 and subject to the limitation of the following sentence, that portion of a Participant's Account that is attributable to Southern Union's Matching Contributions that are credited to the Participant's Account pursuant to the provisions of Section 3.2 and to the income, gains and losses with respect thereto shall become 100 percent vested upon the death of the Participant while the Participant is serving as a Director of Southern Union. If a Participant dies while serving as a Director of Southern Union and before such time as the Plan is approved by the shareholders of Southern Union, the Matching Contributions that are credited to such Participant's Account pursuant to the provisions of Section 3.2 and to the income, gains and losses with respect thereto shall become 100 percent vested at such time as the Plan may be approved by the shareholders of Southern Union, and the provisions of
Section 6.2 shall apply to such funds if the Plan is not approved by the shareholders under the provisions of Section 6.2.

               5.2 FORFEITURES. That portion of a Participant's Account that is not vested upon the Participant's termination of service as a Director of Southern Union and that is forfeited shall, at the discretion of Southern Union, be used to pay expenses relating to the Plan and/or be allocated in the Plan Year in which the forfeiture occurs (and, if necessary, in subsequent Plan Years) in the same manner and amounts as Southern Union's Matching Contributions are allocated under Section 3.2 for such Plan Year or Years, thereby reducing Southern Union's Matching Contributions for the Plan Year or Years in which so allocated.


                                    ARTICLE 6

                       DISTRIBUTIONS; SHAREHOLDER APPROVAL

               6.1 DISTRIBUTION EVENT. Except in the case of an earlier distribution required by Section 11.2, (a) if a Participant ceases to serve as a Director of Southern Union after such time as the

Plan is approved by the shareholders of Southern Union, the Participant, if he is living (or the Participant's Beneficiary if the Participant is not living), shall receive a distribution of the vested portion of the Participant's Account, as determined under Section 5.1, not later than 30 days following the date on which the Participant ceases to serve as a Director of Southern Union, and (b) if a Participant ceases to serve as a Director of Southern Union before such time as the Plan is approved by the shareholders of Southern Union, subject to the provisions of Section 6.2, the Participant, if he is living (or the Participant's Beneficiary if the Participant is not living), shall receive that portion of his Account that is attributable to the Participant's elected Deferral Contributions and to the income, gains and losses with respect to such elected Deferral Contributions not later than 30 days following the date on which the Participant ceases to serve as a Director of Southern Union and shall receive that vested portion of his Account, as determined under Section 5.1, that is attributable to Southern Union's Matching Contributions and to the income, gains and losses with respect to such Matching Contributions not later than 30 days following the date on which the shareholders of Southern Union approve the Plan.

               6.2 SHAREHOLDER APPROVAL. Any other provision of the Plan notwithstanding, in the event that the shareholders of Southern Union do not approve the Plan at the first annual meeting of shareholders following the effective date of the Plan, each Participant shall forfeit all rights to that portion of his Account that is attributable to Southern Union's Matching Contributions and to the income, gains and losses with respect to such Matching Contributions, distributions of that portion of each Participant's Account that is attributable to the Participant's elected Deferral Contributions and to the income, gains and losses with respect to such elected Deferral Contributions shall be made not later than 30 days after the date of the first annual meeting of shareholders following the effective date of the Plan and there shall be no further Deferral Contributions or Matching Contributions hereunder.

               6.3 UNFORESEEABLE EMERGENCY. In the case of a proven unforeseeable emergency, as determined under this Section 6.3, and in the discretion of the Benefits Committee in accordance with uniform principles consistently applied, the Benefits Committee may permit a Participant to withdraw a portion of his Account under the Plan. Until such time as the Plan is approved by the shareholders of Southern Union, no withdrawal under this
Section 6.3 may be made from that portion of a Participant's Account that is attributable to Southern Union's Matching Contributions and to the income, gains and losses with respect to such Matching Contributions. An unforeseeable emergency justifying a withdrawal under this Section 6.3 must constitute an unanticipated emergency that is caused by an event beyond the control of the Participant and that would result in severe financial hardship to the Participant if the early withdrawal were not permitted. An unforeseeable emergency justifying a withdrawal under this
Section 6.3 must constitute a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in Internal Revenue Code Section 152(a)) of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The circumstances that will constitute an unforeseeable emergency will depend upon the facts of each case, but, in any case, a withdrawal may not be made under this Section 6.3 to the extent that the hardship is or may be relieved (i) by reimbursement or compensation by insurance or otherwise, (ii) by liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship, or (iii) by cessation of Deferral Contributions under the Plan. Examples, without limitation, of circumstances that are not to be considered unforeseeable emergencies under this Section 6.3 include the need to send a Participant's child to college or the desire to purchase a home. An unforeseeable emergency withdrawal under this Section 6.3 shall be limited to the amount necessary to satisfy the emergency need, as determined in the discretion of the Benefits Committee.

               6.4 INVESTMENT INTENT. Except as provided in Section 6.3, a Participant shall, contemporaneously with his receipt of a distribution of Southern Union Stock hereunder, execute and deliver to Southern Union a written statement, in form satisfactory to Southern Union, in which such Participant represents and warrants that such Participant has acquired the shares of Southern Union Stock distributed hereunder for such Participant's own account, for investment only and not with a view to the resale or distribution thereof, and agrees that any subsequent offer for sale or sale or distribution of any of such shares of Southern Union Stock shall be made only pursuant to either (a) a Registration Statement on an appropriate form under the Securities Act of 1933, as amended (the "Securities Act"), which Registration Statement has become effective and is current with regard to the shares of Southern Union Stock being offered or sold, or (b) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the holder shall, if so requested by Southern Union, prior to any offer for sale or sale of such shares of Southern Union Stock, obtain a prior favorable written opinion, in form and substance satisfactory to Southern Union, from counsel for or approved by Southern Union, as to the applicability of such exemption thereto. The foregoing restriction on shares of Southern Union Stock distributed hereunder shall not apply to (i) issuances by Southern Union so long as the shares of Southern Union Stock being issued are registered under the Securities Act and a prospectus in respect thereof is current or (ii) reofferings of shares of Southern Union Stock by affiliates of Southern Union as defined in Rule 405 or any successor rule or regulation promulgated under the Securities Act) if the shares of Southern Union Stock being reoffered are registered under the Securities Act and a prospectus in respect thereof is current.

               6.5 ISSUANCE OF CERTIFICATES; LEGENDS. Southern Union may endorse such legend or legends upon the certificates for shares of Southern Union Stock distributed hereunder and may issue such "stop transfer" instructions to its transfer agent in respect of such shares of Southern Union Stock as, in its discretion, it determines to be necessary or appropriate to (i) prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act, or (ii) implement the provisions of the Plan and any agreement between Southern Union and the holder of such shares of Southern Union Stock.


                                    ARTICLE 7

                              PARTICIPANTS' RIGHTS

               Nothing contained in this Plan shall be construed as giving any Participant the right to be retained as a Director of Southern Union. Nothing contained in this Plan shall be construed as limiting, in any way, any right that any party or parties may have to remove a Participant as a Director of Southern Union or to appoint or to elect another individual to replace a Participant as a Director of Southern Union. Nothing contained in this Plan shall be construed as giving any Participant the right to receive any benefit not specifically provided by the Plan. Any other provision of the Plan notwithstanding, a Participant shall not have any interest in the amounts credited to his Account until such Account is distributed in accordance with the provisions of Article 6 or Section 11.2, and all Deferral Contributions, Matching Contributions and all earnings, gains and losses with respect to all such Contributions shall remain subject to the claims of Southern Union's general creditors in accordance with the provisions of the Plan. With respect to amounts credited to a Participant's Account, the rights of the Participant, the Beneficiary of the Participant or any other person claiming through the Participant under this Plan shall be solely those of unsecured general creditors of Southern Union, and the obligations of Southern Union hereunder shall be purely contractual. Such benefits shall be paid from the general assets of Southern Union. As contemplated by Revenue Procedure 92-65, Participants shall have the status of general unsecured creditors of Southern Union and the Plan shall constitute a mere promise of Southern Union to make benefit payments in the future.


                                    ARTICLE 8

                                 ANTIALIENATION

               The rights of a Participant to the payment of deferred compensation as provided in this Plan and the rights of a Participant with respect to amounts credited to his Account shall not be assigned, transferred, pledged or encumbered or be subject in any manner to alienation or anticipation. No Participant may borrow against his Account. No Account shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, whether voluntary or involuntary, including but not limited to any liability which is for alimony or other payments for the support of a spouse or former spouse, or for any other relative of a Participant. Neither a Participant's Account hereunder nor a Participant's rights to benefits hereunder may be assigned to any other party by means of a judgment, decree or order (including approval of a property settlement agreement) relating to the provision of child support, alimony payments, or marital property rights of a spouse, former spouse, child or other dependent of the Participant. As contemplated by Revenue Procedure 92-65, a Participant's rights to benefit payments under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Participant or the Participant's Beneficiary.


                                    ARTICLE 9

                                 UNFUNDED STATUS

               Any and all payments made to a Participant pursuant to the Plan shall be made from the general assets of Southern Union. Any payments made in good faith under the terms of the Plan to a Participant, his Beneficiary or to any other party under the provisions of Section 12.3 shall fully discharge the Plan, Southern Union and the Benefits Committee from all further obligations with respect to such payments. Southern Union intends that the Plan shall be considered unfunded for all purposes, including tax purposes.

                                   ARTICLE 10

                               PLAN ADMINISTRATION

               10.1 POWERS AND DUTIES. The Benefits Committee shall administer the Plan and shall keep records of individual Accounts. It shall have the authority to interpret, construe and implement the Plan, to adopt and review rules and regulations relating to the Plan and to make all other determinations relating to the administration of the Plan. Any decision or interpretation of any provision of the Plan adopted by the Benefits Committee shall be final and conclusive. A Participant who is also a member of the Benefits Committee shall not participate in any decision involving any requests made by him or relating in any way solely to his rights, duties and obligations as a Participant under the Plan.

               10.2 CONSULTANTS. The Benefits Committee may employ such counsel, accountants, actuaries and other agents as it shall deem advisable. Southern Union shall pay the compensation of such counsel, accountants, actuaries and other agents and any other expenses incurred by the Benefits Committee in the administration of the Plan to the extent that such compensation and expenses are not paid from forfeitures under the provisions of Section 5.2.


                                   ARTICLE 11

                            AMENDMENT AND TERMINATION

               11.1 AMENDMENT. Southern Union reserves the right to amend or to modify the Plan at any time by formal action of its Board of Directors, including the right to amend or to modify the Plan retroactively, as long as the amendment or modification does not adversely affect a Participant's rights with respect to vested amounts then credited to his Account, which rights are subject to the provisions of the Plan, including the provisions of Article 6, Article 7 and Section 11.2.

               11.2 TERMINATION. Southern Union reserves the right to terminate the Plan at any time by formal action of its Board of Directors and approval of its shareholders. If the Plan is terminated after such time as the Plan is approved by the shareholders of Southern Union, notwithstanding Article 5 of the Plan, upon termination of the Plan, each Participant shall become 100 percent vested in his Account and distributions of all amounts credited to the Participants' Accounts shall be made not later than 30 days after the termination of the Plan. If the Plan is terminated before such time as the Plan is approved by the shareholders of Southern Union, each Participant shall forfeit all rights to that portion of his Account that is attributable to Southern Union's Matching Contributions and to the income, gains and losses with respect to such Matching Contributions, and distributions of that portion of each Participant's Account that is attributable to the Participant's elected Deferral Contributions and to the income, gains and losses with respect to such elected Deferral Contributions shall be made not later than 30 days after the termination of the Plan.


                                   ARTICLE 12

                               GENERAL PROVISIONS

               12.1 GOVERNING LAW. Except to the extent superseded by federal law, the laws of the State of Texas shall be controlling in all matters relating to the Plan, including the construction and performance hereof, notwithstanding principles of conflicts of laws.

               12.2 CAPTIONS. The captions of Articles and Sections of this Plan are for convenience of reference only and shall not control or affect the meaning or construction of any of its provisions.

               12.3 FACILITY OF PAYMENT. Any amounts payable hereunder to any person who is under legal disability or who, in the judgment of the Benefits Committee, is unable to manage his financial affairs properly may be paid to the legal representative of such person or may be applied for the benefit of such person in any manner that the Benefits Committee may select, and any such payment shall be deemed to be payment for such person's account.

               12.4 WITHHOLDING. To the extent required by the laws in effect at the time compensation or deferred compensation payments are made hereunder, Southern Union shall withhold from such compensation, or from such deferred compensation payments, any taxes required to be withheld for federal, state or local government purposes.

               12.5 ADMINISTRATIVE EXPENSES. All expenses relating to the Plan and its administration shall, at the discretion of Southern Union, be paid from forfeitures under the provisions of Section 5.2 or shall be borne by Southern Union.

               12.6 SEVERABILITY. Any provision of this Plan prohibited by the law of any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such prohibition without invalidating the remaining provisions hereof.


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

               12.7 LIABILITY. Except as otherwise expressly provided herein, no member of the Board of Directors of Southern Union, no member of the Benefits Committee, and no officer, employee or agent of Southern Union or the Benefits Committee (specifically including but not limited to an employee of Southern union acting at the direction of the Benefits Committee) shall have any liability to any person, firm or corporation based on or arising out of the Plan except in the case of gross negligence or fraud. Southern Union agrees to indemnify each member of its Board of Directors and each member of its Benefits Committee against all liabilities arising out of the performance of his duties hereunder, excluding liabilities resulting from the member's gross negligence or fraud.

               12.8 BINDING EFFECT. This Plan shall be binding upon and shall inure to the benefit of Southern Union, its successors and assigns and each Participant and his heirs, executors, administrators and legal representatives.

               12.9 CONSTRUCTION. Any words herein used in the masculine shall be read and construed in the feminine where they would so apply. Words in the singular shall be read and construed as though used in the plural in all cases where they would so apply.

               EXECUTED this _____ day of June, 1993.

                                        SOUTHERN UNION COMPANY



                                        By:________________________________
                                        Title:_____________________________



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